Exhibit 99.1

BMHC REACHES AGREEMENT WITH SECURED LENDER GROUP ON PLAN
TO RESTRUCTURE BALANCE SHEET

To Implement Pre-Negotiated Plan, Company Initiates
Chapter 11 Reorganization Proceedings

Receives Commitments for $80 Million in DIP Financing

Boise, Idaho, June 16, 2009 – Building Materials Holding Corporation (OTC Bulletin Board: BLGM), a leading provider of building materials and construction services to professional residential builders and contractors, today announced that it has reached agreement with members of its secured lender group on a plan to restructure the Company’s balance sheet and provide greater financial flexibility to support its long-term business plan. Under the proposed restructuring plan, BMHC will significantly reduce its outstanding funded debt, establish a new revolving credit facility, and substantially lower annual interest expense upon consummation of the plan.

In order to implement this “pre-negotiated” restructuring plan in an efficient and timely manner, the Company and all of its subsidiaries have voluntarily initiated reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code in Delaware and have filed a plan of reorganization to implement the restructuring.

BMHC plans to continue to operate as usual while it restructures its balance sheet and will honor all of its commitments to customers.  All of the Company’s locations are open today and are continuing to serve customers in the normal course.

The Company has received commitments for $80 million in debtor-in-possession (DIP) financing from Wells Fargo Bank and certain of its other existing lenders.  Of this amount, $40 million will be immediately available to the Company upon interim Court approval, representing an incremental increase in availability of $20 million from the Company’s current $20 million revolver, with the full $80 million accessible to the Company upon final Court approval.  The Company expects the new financing to provide ample liquidity to meet its ongoing obligations to employees, customers and suppliers.

Robert E. Mellor, Chairman and Chief Executive Officer, said, “We are very pleased to have reached agreement with representatives of our bank group on a plan that will put our Company in a stronger financial position for the future.  Their support, and the fact that our new financing is coming from existing lenders, is a sign that our business partners have confidence in our strength as a company and our long-term potential. BMHC is an industry leader with a strong market niche and well-recognized brands.  We pride ourselves on the quality of our products and services, and our customers should know that this will not change while we undergo this restructuring.

“The restructuring will provide us with increased liquidity to navigate the current market challenges while creating a capital structure that will better support our long-term growth objectives. Importantly, this agreement caps a series of actions we have taken to aggressively respond during this unprecedented housing downturn.  By lowering costs, aligning our expense structure with reduced demand and selectively scaling back our presence in non-core markets where the prospect of recovery is years away, we have made BMHC a leaner, more competitive company.  Coupled with a healthier capital structure, these actions will put us in a solid position to capitalize on opportunities when macroeconomic and market conditions improve.  We appreciate the support of our bank group and look forward to completing this process as expeditiously as possible.”

The Company today filed a proposed Disclosure Statement and Plan of Reorganization with the court.  Under the proposed plan, the Company’s existing secured lenders will convert their interests into equity in the newly reorganized company and will receive interests in $135 million in newly issued long-term notes. The Company’s unsecured creditors will receive a cash distribution and the right to receive future payments based upon the performance of the Company. The Company’s existing equity will be extinguished, and current equity holders will not receive any distributions. The Company anticipates completing the restructuring process in three to four months.

BMHC has filed customary “First Day” motions to support its employees, customers and suppliers during the reorganization process, including motions to allow the Company to continue to pay its employees in the usual manner and to continue without disruption their medical, dental, life insurance, disability and other benefits.  The Company does not plan to close any of its facilities or reduce employment levels as a direct result of the filing, though, as always, it will continue to monitor market conditions and make adjustments in its business as necessary.  Suppliers will be paid under normal terms for goods and services provided after the filing date of June 16, 2009.  Payment for goods and services provided prior to the filing date will be addressed through the Chapter 11 process.

Additional information on the restructuring is available on the Company’s website at www.bmhc.com.

The Company’s legal advisor is Gibson, Dunn & Crutcher, its financial advisor is Peter J. Solomon Company, and its restructuring advisor is Alvarez & Marsal.

About BMHC
BMHC is one of the largest providers of building materials and residential construction services in the United States.  We serve the homebuilding industry through two recognized brands: as BMC West, we distribute building materials and manufacture building components for professional builders and contractors in the western and southern states; as SelectBuild, we provide construction services to high-volume production homebuilders in key markets across the country.  To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS

There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results.  Additional information regarding business risks and uncertainties is contained in Part II Item 1A of our most recent Form 10-Q.  These risks and uncertainties may include, however are not limited to:

•	substantial doubt about our ability to continue as a going concern;
•	our existing common equity may have no value;
•
demand for and supply of single-family homes which are influenced by changes in the overall condition of the U.S. economy, including interest rates, consumer confidence, job formation, availability of credit and other important factors;

•
our ability to maintain adequate liquidity, reduce operating costs and increase market share in an industry that has experienced and continues to experience a significant reduction in average annual housing starts;

▪	our liquidity is dependent on operating performance, an efficient cash conversion cycle and compliance with financial covenants;
▪	our ability to implement and maintain cost structures that align with sales trends and
▪	losses of customers as well as changes in the business models of our customers may limit our ability to provide building products and construction services;
•	intense competition;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	weather conditions including natural catastrophic events;
•	exposure to product liability and construction defect claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of widespread credit and liquidity concerns, terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:

•	price for our shares may fluctuate significantly;
•	our shares may be less attractive as they are not traded on a large, more well-known exchange and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements in this news release including those related to our restructuring initiatives and cost cutting efforts, our liquidity and negotiations with our lenders are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements.  While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause our actual results to differ materially from those in forward-looking statements.  These factors include, however are not limited to the risks and uncertainties cited in the above paragraph, as well as our ability to timely and successfully implement our restructuring program and achieve the benefits that the program is designed to provide, including preserving value, enhancing our liquidity, generating tax refunds, reducing expenses and generating cash proceeds.  Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release.  We undertake no obligation to update forward-looking statements.

For More Information:

•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
+1.415.627.9100
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC
+1.415.627.9100
•	Lisa Laukkanen, The Blueshirt Group for BMHC
+1.415.217.4967
lisa@blueshirtgroup.com